Exhibit 4.2

CERTIFICATE #	NUMBER OF SERIES A RIGHTS:
CUSIP:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT DATED OCTOBER 30, 2025 AND THE BASE PROSPECTUS DATED AUGUST 4, 2025 (COLLECTIVELY, THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, AT (212) 929-5500 OR CALL TOLL-FREE AT (800) 322-2885 OR BY EMAIL AT AMPG@MACKENZIEPARTNERS.COM.

AMPLITECH GROUP, INC.

(Incorporated under the laws of the State of Nevada)

TRANSFERABLE SERIES A RIGHTS CERTIFICATE

Evidencing transferable Series A Rights, each to purchase one share of Common Stock

Exercise Price: $5.00

THE SERIES A RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON JULY 18, 2026

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable series A rights (“Series A Rights”) set forth above. Each Series A Right entitles the holder thereof to purchase one share of common stock of Amplitech Group, Inc., a Nevada corporation (the “Company”), at an exercise price equal to $5.00, on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use Of Transferable Series Right Certificates” accompanying this Transferable Series A Rights Certificate.

Even if you exercise your Series A Rights in full, you will not be entitled to any oversubscription privilege with respect to the Series A Rights. The Series A Rights represented by this Transferable Series A Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the total exercise amount in accordance with the instructions provided herein. This Series A Rights Certificate is not valid unless countersigned by Vstock Transfer, LLC, the Subscription Agent.

WITNESS the seal of the Company and the signatures of its duly authorized officers.

Countersigned and Registered

Chief Executive Officer	By:
Vstock Transfer, LLC

Chief Financial Officer

DELIVERY OPTIONS FOR TRANSFERABLE SERIES A RIGHTS CERTIFICATE

If delivering by hand: VStock Transfer, LLC 18 Lafayette Place Woodmere, NY 11598	If delivering by mail or overnight courier: VStock Transfer, LLC 18 Lafayette Place Woodmere, NY 11598

The Subscription Agent can be reached by telephone at (212) 828-8436, or by email at action@vstocktransfer.com.

DELIVERY OTHER THAN IN THE MANNER OR TO THE ADDRESSES LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1-EXERCISE OF SERIES A RIGHTS

You have been allocated the number of Series A Rights shown on this Transferable Series A Rights Certificate. To exercise your Series A Rights, please complete the following and sign under Form 3 below.

EXERCISE OF SERIES A RIGHT:

I exercise ______________________	x	$ 5.00	=	$________
(Number of Series A Rights)		(exercise price)		(amount)*

Total Amount of Payment Enclosed = $______________

METHOD OF PAYMENT

Wire transfer of immediately available funds directly to the escrow account maintained by Citizens Bank, N.A., a national banking association acting through its Institutional Services Group located at 1 Citizens Drive, Riverside, RI 02915, as Escrow Agent, on our behalf for purposes of accepting subscriptions in this rights offering at: Bank; ABA #__________ ; Acct #__________ ; Reference: Amplitech Group, Inc.

FORM 2-DELIVERY TO DIFFERENT ADDRESS (CHECK APPLICABLE BOX AND PROVIDE ALL REQUIRED INFORMATION)

If you wish for the Common Stock underlying your Series A Rights to be delivered to an address different from that shown on the face of this Transferable Series A Rights Certificate, please complete below, sign under Form 4 and have your signature guaranteed under Form 5.

☐	To the following alternate address:

(including zip code)

☐	To the following DWAC Account Number.

DTC number:
Account name:
Account number:

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, TOLL-FREE AT (800) 322-2885 OR BY EMAIL AT AMPG@MACKENZIEPARTNERS.COM.

FORM 3-TRANSFER TO DESIGNATED TRANSFEREE	FORM 4-SIGNATURE	FORM 5-SIGNATURE GUARANTEE

To transfer your Series A Right to another person, complete this Form 3, sign under Form 4 and have your signature guaranteed under Form 5. For value received of the Series A Right represented by this Transferable Series A Rights Certificate are assigned to (you must obtain a MEDALLION SIGNATURE GUARANTEE.):

TO SUBSCRIBE: I acknowledge that I have received and carefully the Prospectus for the Rights Offering and I hereby irrevocably exercise the number of Series A Rights indicated above on the terms and conditions specified in the Prospectus.

This form must be completed if you have completed any portion of Form 2 and/or Form 3. Signature Guaranteed: __________________ (Name of Bank or Firm)
	Signature(s):____________________	By:_________________________________
(Signature of Officer)

Name: ___________________________________ (Please Print) Address:__________________________________ (Include Zip Code)	IMPORTANT: The signature(s) must correspond with the name(s) as printed on the face of this Transferable Series A Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

(Tax Identification or Social Security No.)

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, TOLL-FREE AT (800) 322-2885 OR BY EMAIL AT AMPG@MACKENZIEPARTNERS.COM.